Exhibit 10.17.2

AMENDMENT NO. 1 TO
SUBSERVICING AGREEMENT
This AMENDMENT NO.1 TO SUBSERVICING AGREEMENT (“Amendment”), dated as of December 29, 2016 by and between New Residential Mortgage LLC (the “Owner/Servicer”), and Ditech Financial LLC (“Ditech” or the “Subservicer” and together with Servicer, the “Parties”).
RECITALS
WHEREAS, the Parties entered into that certain Subservicing Agreement, dated as of August 8, 2016, as amended (“Subservicing Agreement”); and
WHEREAS, the Parties desire to amend the Subservicing Agreement (i) to revise the definition of Quarterly Refinancing Percentage to clarify that such percentage is only applicable to Prior Ditech Serviced Loans (as defined in the Subservicing Agreement) which are subject to the Recapture Agreement (as defined in this Amendment), (ii) to provide that the Subservicer termination event with cause set forth in Section 5.3(y) of the Subservicing Agreement shall no longer apply if the Recapture Agreement has been terminated and (iii) to remove the payment of Ditech Transfer Fees (as defined in the Subservicing Agreement) in connection with a termination of Subservicer with cause pursuant to Section 5.3(y) of the Subservicing Agreement.
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

I.	Amendments.
a.    The following definition of “Recapture Agreement” is hereby added to Article I of the Subservicing Agreement in its appropriate place in alphabetical order:

“Recapture Agreement: The MSR Recapture Agreement, dated as of August 8, 2016, by and between the Subservicer and the Owner/Servicer, as may be amended, restated or modified pursuant to its terms and in effect from time to time”.
b.    The definition of Quarterly Refinancing Percentage is hereby deleted in its entirety from Article I in the Subservicing Agreement and replaced with the following:

“Quarterly Refinancing Percentage: With respect to the Prior Ditech Serviced Loans which are subject to the Recapture Agreement during the applicable Quarterly Collection Period and a Calculation Date, a fraction, expressed as a percentage, the numerator of which is equal to the aggregate principal balance of the New Mortgage Loans that were originated by the Subservicer and were refinancings of Prior Ditech Serviced Loans that were subserviced by the Subservicer over such Quarterly Collection Period (and subject to the Recapture Agreement) as measured on their respective refinancing date, and the denominator of which is the aggregate principal balance of all Prior Ditech Serviced Loans which were subject to the Recapture Agreement during such Quarterly Collection Period that voluntarily prepaid in full over such Quarterly Collection Period (measured as of the date of such prepayment).”

720563610.5

c.    Section 5.3(y) of the Subservicing Agreement is hereby deleted in its entirety and replaced with the following:

“(y) the Quarterly Refinancing Percentage falls below 10% for two (2) consecutive Calculation Dates on or after March 31, 2017; provided, however, that this Section 5.3(y) shall not be applicable to the extent that the Recapture Agreement has been terminated.”
d.    Section 5.4(b) of the Subservicing Agreement is hereby deleted in its entirety and replaced with the following:

“(b)    Payment of Ditech Transfer Fees. Notwithstanding anything to the contrary in this Agreement, within three (3) Business Days following receipt of the applicable notice of termination, the Subservicer shall remit to the Owner/Servicer the applicable Ditech Transfer Fees if: (i) the Owner/Servicer terminates this Agreement with respect to one or more Mortgage Loans with cause pursuant to Section 5.3 (other than with respect to a termination pursuant to Section 5.3(y)) or (ii) the Subservicer terminates this Agreement without cause at any time, as further described in Section 5.2(b).”

II.
Limited Effect. Except as amended hereby, the Subservicing Agreement shall continue in full force and effect in accordance with its terms. Reference to this Amendment need not be made in the Subservicing Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Subservicing Agreement, any reference in any of such items to the Subservicing Agreement being sufficient to refer to the Subservicing Agreement as amended hereby.

III.	Counterparts. Signatures of the Parties transmitted by facsimile or .pdf shall be deemed to have the same effectiveness as if they are original signatures for all purposes.
[Signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first above written.

NEW RESIDENTIAL MORTGAGE LLC (Owner/Servicer) By: New Residential Investment Corp., its managing member
By:	/s/ Nicola Santoro, Jr.
Name:	Nicola Santoro, Jr.
Title:	Chief Financial Officer
Date:	December 29, 2016

Signature Page to Amendment No. 1 to Subservicing Agreement

DITECH FINANCIAL LLC (Subservicer)

By:

Name:

Title:

Date:

Signature Page to Amendment No. 1 to Subservicing Agreement